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                                                                   Exhibit 23(2)

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 24, 1998, included in the Annual Report on Form 10-K of Rio Hotel & Casino, Inc. for the year ended December 31, 1997, our report dated June 19, 1998 included in Form 11-K of Rio Hotel & Casino, Inc. for the year ended December 31, 1997, and to all references to our Firm included in this registration statement on Form S-8.

                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP


Las Vegas, Nevada
January 7, 1999